Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-11229), (c) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-45661), (d) the Registration Statement of Dover Corporation on Form S-8 (File No. 333-64160) and (e) the Registration Statement of Dover Corporation on Form S-3 (File No. 333-47396) of our report dated February 8, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
February 28, 2002

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